Exhibit 10.11

Factory Building Lease Contract

Contract No.: HDCYZBQ20250049

Place of contract signing: Xinhui District, Jiangmen City

Party A (Lessor): Guangdong Huadian Technology Industry Co., Ltd.

Party B (Lessee): Jiangmen Treasure Success Business Consultancy Co., Ltd.

Based on the principles of equality, good faith, and mutual benefit, Party A and Party B have reached a consensus through consultation and entered into this contract regarding Party B’s lease of Party A’s factory premises.

I. Basic Information Regarding the Lease

1. Leased Address: Party A leases to Party B the western area of the first floor workshop and part of the second and third floors workshop (hereinafter referred to as the Factory Building) located at No. 3, Jinhua Road, Huicheng, Xinhui District, Jiangmen City (Building 2). (See Annex 1 for details).

2. Lease Term: The lease term for the factory building is 5 years, from January 1, 2026 to December 31, 2030.

3. Leased Area: The total leased building area of the factory is 4100 square meters. The first floor has a building area of 2300 square meters, the second floor has a building area of 1700 square meters, and the third floor has a building area of 100 square meters.

4. Rental Fees: The first-year rental fee is RMB 17.36 per square meter per month for the first floor, RMB 15 per square meter per month for the second floor, and RMB [missing information] for the third floor. The rent is 9.25 yuan per square meter per month, and the rent increases annually starting from the second year. 3% The aforementioned property management fee includes the cost of public facilities such as sanitation and landscaping around the factory.

5. Payment method: Rental fee is calculated based on... Monthly payments shall be made by Party B to Party A via bank transfer before the 12th of each month, and Party A shall issue a VAT invoice with the applicable tax rate.

6. Security Deposit: When Party A and Party B signed this contract, Party B paid Party A a security deposit of RMB 180,000 for the factory building rental and a prepayment of RMB 30,000 for water and electricity fees in one lump sum.

7. Other expenses: Party B shall be responsible for paying the water and electricity fees for the leased factory, equipment installation (excluding the main water meter, main electricity meter, and transformer equipment installed by Party A), or related expenses such as repair, maintenance, and replacement required for its own operation. The specific amount of water and electricity fees shall be calculated based on the water and electricity meter readings. Party B shall reply to confirm the meter readings for the previous month before the 6th of each month; otherwise, it shall be deemed as default. Party B shall settle the water, electricity, and other expenses for the previous month with Party A before the 12th of each month.

Huadian Science and Technology Park --- Lease Agreement

Water and electricity fees will be charged according to the Huadian Science and Technology Park’s pricing standards (subject to further notice if electricity fees are adjusted), and VAT invoices for water and electricity fees at the applicable tax rate will be issued. The calculation method is as follows:

①  The electricity fee charged by Party B = (actual electricity consumption during peak, off-peak, and low-peak periods x the electricity supply bureau’s charging standards for peak, off-peak, and low-peak periods respectively) + 3% loss cost of total electricity consumption + Party B’s capacity expansion fee (23 yuan * 400 kWh of electricity capacity = 9200 yuan);

If Party B needs to increase its electricity capacity due to expanded production in the future, it may submit a written application to Party A in advance, and the resulting costs shall be negotiated by both parties.

②  The water fee for Party B = Party B’s monthly water consumption in tons * 4.05 yuan/ton;

8、During the lease term, Party A will provide Party B with the right to use 5 parking spaces (locations designated by Party A) free of charge. Party B shall use the parking spaces reasonably and shall not park unsuitable vehicles arbitrarily. Party A only provides parking spaces to Party B for use and is not responsible for the safekeeping and management of Party B’s vehicles. If Party B needs to add parking spaces in the future, Party B shall negotiate with Party A, and both parties shall sign a parking space lease agreement at that time.

9、The account information of Party A is as follows:

Bank of account: *

Account Name: *

Bank account number: *

II. Purpose of Lease

Party B promises to Party A that the leased factory building will be used for design, production, processing, sales, and other purposes. Party B shall adhere to the principle of “whoever operates, manages,” and comply with relevant regulations on factory building use and property management, ensuring lawful and ethical business operations. If Party B needs to add other uses or change the purpose of the leased factory building, it must obtain Party A’s written consent and, as required, obtain approval from the relevant authorities. Otherwise, it shall be considered a breach of contract by Party B, and Party A shall have the right to terminate this contract in advance.

III. Rights and Obligations of Party A

1. Party A shall deliver the factory building to Party B on January 1, 2026. Party B shall sign a handover confirmation form on the day of entry.

2. During the lease term, if Party B discovers any structural damage or malfunction in the factory building during normal use, Party B shall promptly notify Party A for repair. Party A shall carry out repairs as soon as possible after receiving Party B’s notification. If the damage is not caused by Party B, Party A shall be responsible for the repair costs.

IV. Rights and Obligations of Party B

1. Party A will deliver the factory building to Party B in its current condition (including basic renovations, freight elevators, fire-fighting facilities, etc.). During the lease term, Party B shall bear the maintenance and repair costs of the freight elevator within the factory building and shall use and take good care of the leased factory building and its ancillary facilities. If the factory building and its ancillary facilities are damaged or malfunction due to Party B’s use, Party B shall be responsible for the repairs and bear the costs. If Party B refuses to repair, Party A may undertake the repairs on its behalf, and the costs shall be borne by Party B.

Huadian Science and Technology Park --- Lease Agreement

2. During the lease term, Party B may renovate or add living and production facilities according to its own business characteristics (such as the main water meter and main electricity meter in the factory area being provided and installed by Party A, and Party B being responsible for the installation of all water and electricity branches in the factory buildings). However, in principle, the original building structure shall not be damaged. The plan must be approved by Party A and reviewed and approved by the relevant government departments. Party B shall be responsible for the relevant work such as applying to the government departments, on-site supervision and inspection, and final acceptance, and shall bear all costs.

3. During the lease term, Party A has the right to supervise Party B to ensure fire safety, security, environmental protection, and sanitation. Party B must strictly abide by the relevant regulations and rules of the “Fire Protection Law of the People’s Republic of China,” the “Environmental Protection Law of the People’s Republic of China,” and the “Production Safety Law of the People’s Republic of China” during the lease term, and actively carry out fire safety and environmental protection work; otherwise, Party B shall bear all responsibilities and losses arising therefrom.

4. During the lease term, Party B must strictly abide by Party A’s regulations regarding safety, fire prevention, and hygiene within the science park, as well as regulations concerning the entry and exit of personnel and materials. Party B is directly responsible for the safety, fire prevention, and hygiene of the factory building. During the lease term, Party B shall be responsible for any accidents such as fire or theft. Party B guarantees that its production supplies meet environmental protection requirements, that it will not store flammable or explosive materials, and that its production and operation will not endanger human health or pollute the environment.

5. If Party B needs to install billboards in public areas of the park, Party B must submit a written application and design to Party A in advance. Installation is only permitted after Party A’s approval. Party A will charge corresponding rent based on the size of the billboard.

6. During the lease term, Party B shall compensate Party A for any damage, fire, or reduction in value of the factory building caused by improper safekeeping; if the damage to the factory building endangers personal safety, Party A has the right to terminate this contract in advance and Party B shall bear all losses.

7. Party B shall pay the lease fee to Party A on time. After one year of lease, the lease fee shall increase by 3 % annually. The factory building charges are as follows:

Year 1 (January 1, 2026 to December 31, 2026) : ¥ 66,353 per month (of which rent is ¥ 39,811.8 and property management fee is ¥ 26,541.2).

Second year: (January 1, 2027 to December 31, 2027) Monthly fee: ¥ 68,343.59 (including rent of ¥ 41,006.15 and property management fee of ¥ 27,337.44).

Year 3: (January 1, 2028 to December 31, 2028) Monthly fee : ¥ 70,393.9 (including rent of ¥ 42,236.34 and property management fee of ¥ 28,157.56).

Year 4 (January 1, 2029 to December 31, 2029): Monthly fee of ¥ 72,505.71 (including rent of ¥ 43,503.43 and property management fee of ¥ 29,002.28).

Fifth year: (January 1, 2030 to December 31, 2030) Monthly fee: ¥ 74,680.89 (including rent of ¥ 44,808.53 and property management fee of ¥ 29,872.36).

V. Liability for Breach of Contract

1. Liability for Late Payment: Party B shall pay Party A the amount and date stipulated in the contract. If payment is overdue, Party A shall have the right to charge Party B a penalty of one-thousandth of the total outstanding rental fee per day. If Party B fails to pay the rental fee for more than 30 consecutive days, Party A shall have the right to terminate the contract at any time, take back the factory, confiscate the rental deposit already paid by Party B, and Party B shall move out unconditionally and pay the outstanding balance. In addition, Party B shall pay Party A a penalty equivalent to three months’ rental fee (based on the rental fee of the last month of the lease term).

Huadian Science and Technology Park --- Lease Agreement

If Party B fails to pay the water and electricity fees within 10 days of the due date, Party A has the right to deduct the amount directly from the prepayment for water and electricity fees. After the deduction, Party B shall still be required to make up the prepayment for water and electricity fees as stipulated in this contract. If the water and electricity fees are insufficient to cover the deduction, and Party B still fails to fulfill its payment obligations after being urged by Party A, Party A will suspend water and electricity services until Party B pays all outstanding fees to Party A.

2. Party B shall not store items or production equipment weighing more than 0.75 tons/square meter in the factory building. If Party B violates this provision, Party A shall have the right to demand that Party B restore the factory building to its original condition or compensate for the losses.

3. If Party B changes the use of the factory building, renovates the factory building, or adds ancillary facilities without Party A’s written consent or beyond the scope and requirements of Party A’s written consent, Party A has the right to terminate the contract at any time, take back the factory building, and Party B shall move out unconditionally and compensate for the losses.

4 If Party B sublets to a third party (including its affiliated companies) without Party A’s written consent, Party A has the right to terminate the contract at any time, confiscate Party B’s paid lease deposit, and take back the factory and all facilities. Party B shall move out unconditionally and compensate for the losses.

5. During the lease term, if either party terminates the lease early, they must give the other party three months’ notice. If Party B terminates this contract without authorization, unless otherwise agreed upon by mutual agreement, Party B shall pay Party A a penalty equivalent to three months’ rent (the rent shall be calculated based on the unit price of the fifth year). However, Party A shall return the lease deposit and the remaining rent to Party B. If Party A terminates this contract without authorization or takes back the factory early due to debt problems arising from the mortgage of the factory, Party A shall return the lease deposit and the remaining rent to Party B without mutual agreement.

If Party B terminates the lease early, Party A has the right to deduct an amount equal to the penalty from the lease deposit. If the lease deposit is insufficient to cover the penalty, Party B shall pay the remaining penalty to Party A. In this case, Party B shall return the original receipt for the lease deposit to Party A for processing. If Party A terminates the lease early and reclaims the factory building, Party A shall, in addition to paying Party B a penalty equal to three months’ rent (calculated based on the rent of the last month of the lease term), refund the lease deposit and any remaining rent (if any) to Party B without interest.

VI. Conditions for Termination of this Contract

1. Both parties agree that this contract shall automatically terminate and neither party shall be liable for any of the following circumstances during the lease term:

(i) The land use rights within the area occupied by the factory building were legally reclaimed in advance;

(ii) The factory building was legally requisitioned for the public interest;

(iii) The factory building has been legally included in the scope of the factory building demolition permit due to urban construction needs;

(iv) The factory building is damaged, destroyed, or identified as a dangerous building;

(v) The occurrence of force majeure that renders this contract impossible to perform;

(vi) The government decides to expropriate the land and demolish it.

2. Both Party A and Party B agree that either party may terminate this contract by giving written notice to the other party under any of the following circumstances: The breaching party shall pay the non-breaching party a penalty equal to double the monthly rental fee (based on the monthly rental fee of the last year). If the penalty is insufficient to compensate the non-breaching party for its losses, the breaching party shall also compensate for any additional losses incurred.

(i) If Party B changes the use of the factory building without Party A’s consent, resulting in damage to the factory building;

Huadian Science and Technology Park --- Lease Agreement

(ii) Damage to the main structure of the factory building caused by Party B;

(iii) Party B sublets the factory building without authorization or exchanges the factory buildings it leases with others;

(iv) If Party A fails to perform its obligations under this contract, causing Party B’s production to be unable to proceed normally and resulting in losses for Party B;

(v) The factory building was mortgaged before it was leased out and is now being disposed of;

(vi) Except where the conditions for termination of this Contract are met, this Contract shall be deemed irrevocable or terminated;

(vii) Party B shall comply with the relevant provisions of the attached “Safety Production Responsibility Agreement for Leased Factory Building” and “Huadian Science and Technology Park Property Management Convention”. If Party B violates the relevant provisions and the situation is serious, Party A shall have the right to terminate the contract.

VII. Termination of Contract

1. Upon expiration of the lease term, Party A has the right to reclaim the factory premises and will notify Party B one month in advance so that Party B can make arrangements accordingly. Party B shall vacate and return the factory premises on time and ensure that the factory premises are in good condition (including decoration work, excluding normal wear and tear), and at the same time settle all fees payable by Party B and sign a eviction confirmation. If Party B wishes to continue to lease the factory premises, it shall submit a written request for renewal to Party A three months before the expiration of the lease term. Upon Party A’s consent, a new lease contract shall be signed. If Party A re-leases the factory premises upon expiration of the lease term, Party B shall have priority under the same conditions.

2. Upon expiration of the lease term or termination of the contract by both parties, Party B may dispose of any movable items purchased by itself. However, Party B shall not remove or damage any facilities within the structural walls of the house (such as wall cabinets, electrical wires, fire extinguishing facilities, etc.), and Party A shall not provide any compensation to Party B. If removal is required, Party A’s written consent is required; otherwise, Party B shall be responsible for all repair costs incurred by Party A.

3. If either party breaches the contract, rendering the contract impossible to continue, both parties shall determine a specific date for termination and sign a “Termination Agreement.” Party B must keep the security deposit and utility prepayment receipts safe. Upon presentation of the original receipts, Party A will refund the security deposit and utility prepayment to Party B based on the actual circumstances.

VIII. Other Terms and Conditions

1. Any matters not covered in this contract may be supplemented by a supplementary agreement reached through mutual consultation between Party A and Party B. All supplementary agreements and annexes to this contract are integral parts of this contract.

2. Both Party A and Party B, upon signing this contract, clearly understand their respective rights, obligations, and responsibilities, and agree to strictly abide by the provisions of this contract. If either party breaches this contract, the other party shall have the right to claim compensation in accordance with the provisions of this contract. The breaching party shall also bear the costs incurred in realizing its rights, including litigation fees, arbitration fees, preservation fees, preservation insurance fees, attorney fees, notary fees, appraisal fees, travel expenses, and other expenses incurred in realizing its rights.

3. Any dispute arising between Party A and Party B during the performance of this contract shall be resolved through negotiation. If negotiation fails, either party may file a lawsuit in the People’s Court of the place where the contract was signed.

Huadian Science and Technology Park --- Lease Agreement

4. This contract is made in duplicate, with each party holding one copy, both copies having equal legal effect.

Attachment 1: Factory building drawings.

Appendix 2: Safety Production Responsibility Agreement for Leased Factory Buildings

Appendix 3: Property Management Convention of Huadian Science and Technology Park

Party A: Guangdong Huadian Technology Industry Co., Ltd.

Address: No. 3, Jinhua Road, Huicheng, Xinhui District, Jiangmen City

Contact number: 0750-6628219

Date: Year Month Day

Party B: Jiangmen Treasure Success Business Consultancy Co., Ltd.

Date: Year Month Day